Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               LOJACK CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

           Massachusetts                                   04-2664794
(State or Other Jurisdiction of                (IRS Employer Identification No.)
Incorporation or Organization)

                       200 Lowder Brook Drive, Suite 1000
                          Westwood, Massachusetts             02090
               (Address of Principal Executive Offices)     (Zip Code)
                                  -------------

                               LoJack Corporation
                        2002 Employee Stock Purchase Plan
                            (Full Title of the Plan)

                                 Joseph F. Abely
                      President and Chief Operating Officer
                               LoJack Corporation
                       200 Lowder Brook Drive, Suite 1000
                          Westwood, Massachusetts 02090
                     (Name and Address of Agent For Service)
                                 (781) 326-4700
          (Telephone Number, Including Area Code, of Agent For Service)
                                  -------------

                                    Copy to:
                             Thomas A. Wooters, Esq.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 338-2800
                                  -------------

                         CALCULATION OF REGISTRATION FEE

                                                         Proposed           Proposed Maximum
    Title of Each Class of         Amount to be      Maximum Offering           Aggregate             Amount of
  Securities to be Registered     Registered (1)    Price Per Unit (2)     Offering Price (2)     Registration Fee
  ---------------------------     --------------    ------------------     ------------------     ----------------
Common Stock, par value $.01
per share                            250,000               $5.41               $1,352,500               $125

(1)      Pursuant to Rule 416(a),  this  registration  statement also covers any additional  securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2)      The proposed maximum offering price per share and the proposed maximum aggregate  offering price have been estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule
         457(c) and (h) under the Securities Act of 1933, as amended (the  "Securities  Act"),  on the basis of the average of the high and low prices reported on the Nasdaq National Market on April 19, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed by LoJack Corporation (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in and made a part of this registration statement:

         (a) The Company's Form 10-K for the period ended December 31, 2001; and

         (b) The description of the Company's common stock contained in the Company's registration statement on Form 8-A filed January 19, 1983, and any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares offered hereby will be passed upon for the Company by Sullivan & Worcester LLP, Boston, Massachusetts. Thomas A. Wooters, Esq., a member of the firm of Sullivan & Worcester LLP, owned 7,795 shares of our common stock as of April 24, 2002. Mr. Wooters serves as Clerk for the Company and certain of the Company's subsidiaries.

Item 6.  Indemnification of Directors and Officers.

         Massachusetts Business Corporation Law provides that the Company may, and the Company's Articles of Organization provide that the Company will, to the extent legally permissible, indemnify any person serving or who has served as an officer or a director of the Company against all liabilities and expenses reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while serving or thereafter, by reason of such person being or having been such an officer or a director if such person acted in good faith in the reasonable belief that such person's action was in the best interests of the Company.

         The directors and officers of the Company are also insured against liabilities which they incur in their capacity as such under insurance policies of the Company.

Item 7.  Exemption From Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

     Exhibit No.       Description

         5.1      Opinion of Sullivan & Worcester LLP

         23.1     Consent of Sullivan & Worcester LLP (contained in Exhibit 5.1)

         23.2     Consent of Deloitte & Touche LLP

         24.1 Power of Attorney (included as part of the signature page of this registration statement)

         99.1     2002 Employee Stock Purchase Plan

Item 9.  Undertakings.

(a)   The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westwood, Commonwealth of Massachusetts, on this 23rd day of April, 2002.

                                       LOJACK CORPORATION


                                       By: /s/ Ronald J. Rossi
                                           Ronald J. Rossi
                                           Chairman of the Board and
                                           Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

         Each of the undersigned officers and directors of LoJack Corporation hereby constitutes and appoints Ronald J. Rossi, Joseph F. Abely and Keith E. Farris, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this registration statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                                   Title                                       Date
/s/ Ronald J. Rossi                         Chairman of the Board                       April 23, 2002
Ronald J. Rossi                             and Chief Executive Officer
                                            (principal executive officer)

/s/ Joseph F. Abely                         President, Chief Operating Officer          April 23, 2002
Joseph F. Abely                             and Director

/s/ Robert J. Murray                        Director                                    April 24, 2002
Robert J. Murray

/s/ John H. MacKinnon                       Director                                    April 23, 2002
John H. MacKinnon

/s/ Lee T. Sprague                          Director                                    April 22, 2002
Lee T. Sprague

/s/ Larry C. Renfro                         Director                                    April 22, 2002
Larry C. Renfro

____________________                        Director
Harvey Rosenthal

/s/ Robert L. Rewey                         Director                                    April 22, 2002
Robert L. Rewey

/s/ Keith E. Farris                         Vice President (Finance) and                April 22, 2002
Keith E. Farris                             Chief Financial Officer (principal
                                            financial and accounting officer)

                                  EXHIBIT INDEX

     Exhibit No.       Description

         5.1      Opinion of Sullivan & Worcester LLP

         23.1     Consent of Sullivan & Worcester LLP (contained in Exhibit 5.1)

         23.2     Consent of Deloitte & Touche LLP

         24.1 Power of Attorney (included as part of the signature page of this registration statement)

         99.1     2002 Employee Stock Purchase Plan